Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Lake Forest, IL, January 29, 2019 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2018 net income of $205 million, or $2.16 per share and $2.17 per share excluding special items. Fourth quarter net sales were $1.75 billion in 2018 and $1.68 billion in 2017. Full year 2018 net income was $738 million, or $7.80 per share and $8.03 per share excluding special items. Full year 2018 net sales were $7.01 billion compared to 2017 net sales of $6.44 billion.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended			Full Year Ended
	December 31,			December 31,
	2018	2017	Change	2018	2017	Change
Reported Diluted EPS	$2.16	$2.84	$(0.68)	$7.80	$7.07	$0.73
Special Items Expense (Income) (1)	0.01	(1.28)	1.29	0.23	(1.05)	1.28
Diluted EPS excluding Special items	$2.17	$1.56	$0.61	$8.03	$6.02	$2.01

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the fourth quarter and full year 2018 and 2017 include special items primarily for certain costs related to discontinuing paper operations associated with the previously announced conversion of the No. 3 paper machine at our Wallula, Washington mill to linerboard as well as income from various tax-related items resulting from the December 2017 Tax Cut and Jobs Act.

Excluding special items, the $.61 per share increase in fourth quarter 2018 earnings compared to the fourth quarter of 2017 was driven primarily by higher prices and mix $.42 and volumes $.17 in our Packaging segment, higher prices and mix $.15 in our Paper segment, lower scheduled maintenance outage costs $.06, lower interest expense $.03, lower depreciation expense $.02, and a favorable tax rate $.27 primarily resulting from Tax Reform changes. These items were partially offset by lower volumes ($.11) in our Paper segment, higher operating costs ($.26), higher freight expense ($.04), higher converting costs ($.03), and the timing of the fourth quarter 2017 benefit from the final insurance recovery related to the February 2017 DeRidder Mill incident ($.07).

Results were $.02 above fourth quarter guidance of $2.15 per share primarily due to better prices and mix in our Packaging and Paper segments, lower mill indirect costs, and a lower tax rate. These items were partially offset by lower than expected volumes in our Packaging segment.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Segment income (loss)
Packaging	$263.1	$268.6	$1,045.4	$950.3
Paper	41.9	1.5	97.7	54.0
Corporate and Other	(18.3)	(17.8)	(75.4)	(71.8)
	$286.7	$252.3	$1,067.7	$932.5

Segment income (loss) excluding special items
Packaging	$266.7	$258.8	$1,060.0	$946.2
Paper	42.0	9.6	115.4	87.8
Corporate and Other	(18.3)	(16.8)	(75.2)	(71.5)
	$290.4	$251.6	$1,100.2	$962.5

EBITDA excluding special items
Packaging	$352.0	$342.1	$1,401.0	$1,263.7
Paper	51.7	24.4	164.7	145.1
Corporate and Other	(16.3)	(15.1)	(68.5)	(65.4)
	$387.4	$351.4	$1,497.2	$1,343.4

In the Packaging segment, total corrugated products shipments and shipments per day were up 0.2% over last year’s fourth quarter. Containerboard production was 1,021,000 tons, and containerboard inventory was up 9,000 tons compared to the fourth quarter of 2017 and down 26,000 tons from the third quarter of 2018. In the Paper segment, compared to the fourth quarter of 2017, sales volume was 23% lower and production volume was 11% lower, primarily due to discontinuing the paper business at the Wallula Mill.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Our containerboard mills established a new fourth quarter production record while reducing our containerboard inventory by 26,000 tons from the end of the third quarter. We ran our system to demand and managed natural gas supply issues that negatively impacted production at our Wallula Mill. Our containerboard production allowed us to maintain our industry leading integration rate by supplying the necessary containerboard to achieve a new all-time quarterly record for box shipments per day. Additionally, in 2018, we established new annual records for containerboard shipments, total box shipments and box shipments per day. The final phase of the containerboard conversion work at our Wallula Mill was very successful with the machine starting up on schedule. During the quarter, the machine operated at its design capacity, producing a high quality virgin linerboard. Volume in our Paper segment was seasonally lower as expected, but our market conditions were very good and our prices and mix came in better than anticipated. The benefits of market conditions and good operational execution in both of our segments helped us offset higher inflation in many of our operating and converting costs as well as higher freight and logistics expenses.”

“Looking ahead as we move into the first quarter of 2019,” Mr. Kowlzan added, “we expect continued strong demand in our Packaging segment for both containerboard volume and corrugated products volume, and we expect strong market conditions in our Paper segment to continue. We anticipate higher labor and benefits costs with annual wage increases and other timing-related expenses. Although we expect costs for freight and recycled fiber to be fairly flat, we do anticipate some inflation with most of our chemical and repair and materials costs, while seasonally colder weather will increase energy usage and wood costs. We also expect our tax rate to be slightly higher. Finally, the recent decrease in the published price for domestic medium will have a minimal effect on earnings. Considering these items, we expect first quarter earnings of $1.97 per share”.

We present various non-GAAP financial measures in this press release, including net income and diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We do not currently expect special items to have a significant effect on first quarter earnings. However, additional special items may arise due to first quarter events.

PCA is the third largest producer of containerboard products and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 95 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2018 Earnings Conference Call

WHEN:	Wednesday, January 30, 2019 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	January 30, 2019 12:00 p.m. Eastern Time through February 13, 2019 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 4799688

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31,				December 31,
	2018 (1)		2017 (1)		2018 (1)		2017 (1)
Net sales	$1,746.6		$1,684.3		$7,014.6		$6,444.9
Cost of sales	(1,321.2)	(2)	(1,312.9)	(4)	(5,369.3)	(2)(3)	(4,974.1)	(4)
Gross profit	425.4		371.4		1,645.3		1,470.8
Selling, general, and administrative expenses	(129.7)		(133.1)		(536.4)	(3)	(519.9)
Other (expense) income, net	(9.0)	(2)	14.0	(4)	(41.2)	(2)(3)	(18.4)	(4)(5)
Income from operations	286.7		252.3		1,067.7		932.5
Interest expense, net and other	(22.2)		(28.3)	(4)	(97.2)		(103.9)	(4)
Income before taxes	264.5		224.0		970.5		828.6
(Provision) benefit for income taxes	(59.9)	(2)	44.9	(4)	(232.5)	(2)	(160.0)	(4)(5)
Net income	$204.6		$268.9		$738.0		$668.6

Earnings per share:
Basic	$2.17		$2.85		$7.82		$7.09
Diluted	$2.16		$2.84		$7.80		$7.07

Computation of diluted earnings per share under the two class method:
Net income	$204.6	$268.9	$738.0	$668.6
Less: Distributed and undistributed income available to participating securities	(1.6)	(2.1)	(5.7)	(5.6)
Net income attributable to PCA shareholders	$203.0	$266.8	$732.3	$663.0
Diluted weighted average shares outstanding	94.0	93.8	93.9	93.7
Diluted earnings per share	$2.16	$2.84	$7.80	$7.07

Supplemental financial information:
Capital spending	$147.1	$116.8	$551.4	$343.0
Cash balance	$361.5	$216.9	$361.5	$216.9

(1)

Effective January 1, 2018, the Company adopted ASU 2014-09 (Topic 606): Revenue from Contracts with Customers using the modified retrospective method. The new revenue standard provides additional clarity concerning contract fulfillment costs, which resulted in certain costs being classified as Cost of Sales rather than Selling, General, and Administrative expenses in the current period reflected herein. The Company also adopted ASU 2017-07, Compensation: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost on January 1, 2018 and applied this standard retrospectively to the prior period reflected herein. This new standard requires the presentation of non-service cost components of net periodic pension expense to be shown separately outside the subtotal of operating income in the income statement. For more information, see Note 2, Summary of Significant Accounting Policies, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” of our 2018 annual report on Form 10-K, which we plan to file on or about February 28, 2019.

(2)	The three and twelve months ended December 31, 2018 include the following:
a.

$3.6 million and $30.0 million, respectively, of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other (expense) income, net” and “Cost of sales”, as appropriate.

b.	$0.1 million and $0.2 million, respectively, of charges for acquisition and integration costs related to recent acquisitions, which were recorded in “Other (expense) income, net”.
c.

$2.0 million and $2.0 million, respectively, of income tax benefit for the re-measurement of our net deferred tax liability related to our 2017 measurement period adjustments in accordance with SEC Staff Accounting Bulletin No. 118 (SAB 118), Income Tax Accounting Implications of the Tax Cuts and Jobs Act.

(3)	The twelve months ended December 31, 2018 include the following:
a.

$1.8 million of charges consisting of closure costs related to corrugated products facilities and a corporate administration facility, which were recorded in “Other (expense) income, net”, “Selling, general, and administrative expenses”, and “Cost of sales”, as appropriate.

b.	$0.5 million of costs for the property damage insurance deductible for a weather-related incident at one of the corrugated products facilities, which were recorded in “Other (expense) income, net”.
(4)	The three and twelve months ended December 31, 2017 include the following:
a.

$7.6 million and $5.8 million, respectively, of income primarily related to the sale of land corresponding to the closure of a corrugated products facility, partially offset by closure costs related to corrugated products facilities, a paper administration facility, a corporate administration facility, and a lump sum settlement of a multiemployer pension plan withdrawal liability for one of our corrugated products facilities, which were recorded in “Other (expense) income, net” and “Cost of sales”, as appropriate.

b.

$0.9 million and $1.7 million, respectively, of charges for acquisition and integration costs related to recent acquisitions, which were recorded in “Other (expense) income, net” and “Cost of sales”, as appropriate.

c.

$8.0 million and $33.4 million, respectively, of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other (expense) income, net” and “Cost of sales”, as appropriate.

d.

$1.9 million and $1.9 million, respectively, of expense related to the write-off of deferred debt issuance costs in connection with the December 2017 debt refinancing, which was recorded in “Interest expense, net and other”.

e.	$2.0 million and $2.0 million, respectively, of gain related to the expiration of a repurchase option corresponding to timberland previously sold, which was recorded in “Other (expense) income, net”.
f.

$122.1 million and $122.1 million, respectively, of estimated income tax benefit related to the enactment in December 2017 of the Tax Cuts and Jobs Act (H.R.1) primarily for the re-measurement of our net deferred tax liability as a result of the reduction in the U.S. corporate income tax rate.

(5)	The twelve months ended December 31, 2017 include the following:
a.

$5.0 million of costs for the property damage and business interruption insurance deductible corresponding to the February 2017 explosion at our DeRidder, Louisiana mill, which were recorded in “Other (expense) income, net”.

b.

$2.3 million of income related to a working capital adjustment from the April 2015 sale of our Hexacomb corrugated manufacturing operations in Europe and Mexico, which was recorded in “Other (expense) income, net”.

c.

$3.3 million of tax expense for the change in value of deferred taxes as a result of an internal legal entity consolidation that will simplify future operating activities, which was recorded in “(Provision) benefit for income taxes”.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Segment sales
Packaging	$1,504.3	$1,397.3	$5,938.5	$5,312.3
Paper	227.4	267.5	1,002.0	1,051.8
Corporate and Other	14.9	19.5	74.1	80.8
	$1,746.6	$1,684.3	$7,014.6	$6,444.9

Segment income (loss)
Packaging	$263.1	$268.6	$1,045.4	$950.3
Paper	41.9	1.5	97.7	54.0
Corporate and Other	(18.3)	(17.8)	(75.4)	(71.8)
Income from operations	286.7	252.3	1,067.7	932.5
Interest expense, net and other	(22.2)	(28.3)	(97.2)	(103.9)
Income before taxes	$264.5	$224.0	$970.5	$828.6

Segment income (loss) excluding special items (1)
Packaging	$266.7	$258.8	$1,060.0	$946.2
Paper	42.0	9.6	115.4	87.8
Corporate and Other	(18.3)	(16.8)	(75.2)	(71.5)
	$290.4	$251.6	$1,100.2	$962.5

EBITDA excluding special items (1)
Packaging	$352.0	$342.1	$1,401.0	$1,263.7
Paper	51.7	24.4	164.7	145.1
Corporate and Other	(16.3)	(15.1)	(68.5)	(65.4)
	$387.4	$351.4	$1,497.2	$1,343.4

 ____________

(1)

Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Packaging
Segment income	$263.1	$268.6	$1,045.4	$950.3
Acquisition and integration related costs	0.1	0.9	0.2	1.7
Wallula mill restructuring	3.5	—	12.3	—
Facilities closure and other costs	—	(8.7)	1.6	(7.2)
Insurance deductible for property damage	—	—	0.5	—
Expiration of timberland repurchase option	—	(2.0)	—	(2.0)
DeRidder mill incident	—	—	—	5.0
Hexacomb working capital adjustment	—	—	—	(1.6)
Segment income excluding special items (1)	$266.7	$258.8	$1,060.0	$946.2

Paper
Segment income	$41.9	$1.5	$97.7	$54.0
Wallula mill restructuring	0.1	8.0	17.7	33.4
Facilities closure and other costs	—	0.1	—	0.4
Segment income excluding special items (1)	$42.0	$9.6	$115.4	$87.8

Corporate and Other
Segment loss	$(18.3)	$(17.8)	$(75.4)	$(71.8)
Facilities closure and other costs	—	1.0	0.2	1.0
Hexacomb working capital adjustment	—	—	—	(0.7)
Segment loss excluding special items (1)	$(18.3)	$(16.8)	$(75.2)	$(71.5)

Income from operations	$286.7	$252.3	$1,067.7	$932.5

Income from operations, excluding special items (1)	$290.4	$251.6	$1,100.2	$962.5

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income Excluding Special Items and EPS Excluding Special Items (1)

	Three Months Ended
	December 31,
	2018				2017
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$264.5	$(59.9)	$204.6	$2.16	$224.0	$44.9	$268.9	$2.84
Special items (2):
Wallula mill restructuring	3.6	(0.9)	2.7	0.03	8.0	(3.4)	4.6	0.05
Acquisition and integration related costs	0.1	—	0.1	—	0.9	(0.4)	0.5	0.01
Tax reform	—	(2.0)	(2.0)	(0.02)	—	(122.1)	(122.1)	(1.29)
Deferred debt issuance costs	—	—	—	—	1.8	(0.7)	1.1	0.01
Facilities closure and other costs	—	—	—	—	(7.6)	2.9	(4.7)	(0.05)
Expiration of timberland repurchase option	—	—	—	—	(2.0)	0.8	(1.2)	(0.01)
Total special items	3.7	(2.9)	0.8	0.01	1.1	(122.9)	(121.8)	(1.28)
Excluding special items	$268.2	$(62.8)	$205.4	$2.17	$225.1	$(78.0)	$147.1	$1.56

	Full Year Ended
	December 31,
	2018				2017
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$970.5	$(232.5)	$738.0	$7.80	$828.6	$(160.0)	$668.6	$7.07
Special items (2):
Wallula mill restructuring	30.0	(7.5)	22.5	0.24	33.4	(13.1)	20.3	0.21
Facilities closure and other costs	1.8	(0.5)	1.3	0.01	(5.8)	2.3	(3.5)	(0.04)
Insurance deductible for property damage	0.5	(0.1)	0.4	—	—	—	—	—
Acquisition and integration related costs	0.2	—	0.2	—	1.7	(0.7)	1.0	0.01
Tax reform	—	(2.0)	(2.0)	(0.02)	—	(122.1)	(122.1)	(1.29)
DeRidder mill incident	—	—	—	—	5.0	(2.0)	3.0	0.03
Deferred debt issuance costs	—	—	—	—	1.8	(0.7)	1.1	0.01
Hexacomb working capital adjustment	—	—	—	—	(2.3)	0.9	(1.4)	(0.01)
Expiration of timberland repurchase option	—	—	—	—	(2.0)	0.8	(1.2)	(0.01)
Internal legal entity consolidation	—	—	—	—	—	3.3	3.3	0.04
Total special items	32.5	(10.1)	22.4	0.23	31.8	(131.3)	(99.5)	(1.05)
Excluding special items	$1,003.0	$(242.6)	$760.4	$8.03	$860.4	$(291.3)	$569.1	$6.02

 ____________

(1)

Net income excluding special items and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$204.6	$268.9	$738.0	$668.6
Interest expense, net and other	22.2	28.3	97.2	103.9
Provision (benefit) for income taxes	59.9	(44.9)	232.5	160.0
Depreciation, amortization, and depletion	97.3	107.7	410.9	391.4
EBITDA (1)	$384.0	$360.0	$1,478.6	$1,323.9
Special items:
Wallula mill restructuring	3.3	0.3	16.3	23.1
Acquisition and integration related costs	0.1	0.9	0.2	1.7
Facilities closure and other costs	—	(7.8)	1.6	(6.0)
Insurance deductible for property damage	—	—	0.5	—
Expiration of timberland repurchase option	—	(2.0)	—	(2.0)
DeRidder mill incident	—	—	—	5.0
Hexacomb working capital adjustment	—	—	—	(2.3)
EBITDA excluding special items (1)	$387.4	$351.4	$1,497.2	$1,343.4

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Packaging
Segment income	$263.1	$268.6	$1,045.4	$950.3
Depreciation, amortization, and depletion	85.6	83.3	342.0	317.5
EBITDA (1)	348.7	351.9	1,387.4	1,267.8
Acquisition and integration related costs	0.1	0.9	0.2	1.7
Wallula mill restructuring	3.2	—	11.3	—
Facilities closure and other costs	—	(8.7)	1.6	(7.2)
Insurance deductible for property damage	—	—	0.5	—
Expiration of timberland repurchase option	—	(2.0)	—	(2.0)
DeRidder mill incident	—	—	—	5.0
Hexacomb working capital adjustment	—	—	—	(1.6)
EBITDA excluding special items (1)	$352.0	$342.1	$1,401.0	$1,263.7

Paper
Segment income	$41.9	$1.5	$97.7	$54.0
Depreciation, amortization, and depletion	9.7	22.5	62.0	67.6
EBITDA (1)	51.6	24.0	159.7	121.6
Wallula mill restructuring	0.1	0.3	5.0	23.1
Facilities closure and other costs	—	0.1	—	0.4
EBITDA excluding special items (1)	$51.7	$24.4	$164.7	$145.1

Corporate and Other
Segment loss	$(18.3)	$(17.8)	$(75.4)	$(71.8)
Depreciation, amortization, and depletion	2.0	1.9	6.9	6.3
EBITDA (1)	(16.3)	(15.9)	(68.5)	(65.5)
Facilities closure and other costs	—	0.8	—	0.8
Hexacomb working capital adjustment	—	—	—	(0.7)
EBITDA excluding special items (1)	$(16.3)	$(15.1)	$(68.5)	$(65.4)

EBITDA excluding special items (1)	$387.4	$351.4	$1,497.2	$1,343.4

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.